Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-302-5226

kellers@rushenterprises.com

Rush Enterprises Announces Three – For – Two Stock Split

SAN ANTONIO, September 15, 2020 (GLOBE NEWSWIRE) – Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, announced today that its Board of Directors declared a three-for-two stock split with respect to both the Company’s Class A and Class B common stock. The stock split will be effected in the form of a stock dividend payable on October 12, 2020, to stockholders of record as of September 28, 2020. Holders of the Company’s common stock will receive an additional one-half share for each share of common stock held as of the record date. The stock split will increase the number of outstanding shares of Class A common stock from approximately 28,135,067 to approximately 42,202,601 and will increase the number of outstanding shares of Class B common stock from approximately 8,374,476 to approximately 12,561,714.

“I am excited to announce this stock split, which should increase the trading activity, or float, in our common stock, particularly with respect to the Class B common stock. In addition, in recognition of our strong cash position and continued belief in our business outlook, we plan to recommend to the Board of Directors that we maintain our current quarterly cash dividend of $0.14 per share, which would effectively increase the cash dividend to our stockholders by 50%,” said W.M. “Rusty” Rush, Chairman, Chief Executive Officer and President of Rush Enterprises, Inc. “While we expect that the Board of Directors will accept our recommendation to maintain the current quarterly cash dividend payment on a post-split basis, future dividend declarations are at the sole discretion of the Company’s Board of Directors,” he stated.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 100 dealership locations in 22 states. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, FUSO, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and collision center operations plus financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle upfitting, CNG fuel systems and vehicle telematics products. Additional information about Rush Enterprises’ products and services is available at www.rushenterprises.com. Follow our news on Twitter at @rushtruckcenter and on Facebook at facebook.com/rushtruckcenters.

Forward-Looking Statement

Certain statements contained in this release, including the Company’s statements with respect to management’s intent to recommend to the Board of Directors that the quarterly cash dividend be maintained on a post-split basis, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, the duration and severity of the COVID-19 pandemic and governmental mandates in connection therewith, one-time events, and other factors described herein and in filings made by the Company with the Securities and Exchange Commission, including in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and our quarterly report on Form 10-Q for the quarter ended March 31, 2020. In addition, the declaration and payment of cash dividends remains at the sole discretion of the Company’s Board of Directors and the issuance of future dividends will depend upon the Company’s financial results, cash requirements, future prospects, applicable law and other factors that may be deemed relevant by the Company’s Board of Directors. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual business and financial results and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.